Exhibit 5.1

Law Offices of Joseph L. Pittera

2214 Torrance Boulevard

Suite 101

Torrance, California 90501

Telephone (310) 328-3588

Facsimile (310) 328-3063

E-mail: jpitteralaw@gmail.com

August 13, 2012

Board of Directors

Entest Biomedical, Inc.

4700 Spring Street, Suite 304

La Mesa, California, 91942

Re: Opinion of Counsel for Registration Statement on Form S-1

To Whom It May Concern:

I  have acted as counsel to, Entest BioMedical, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 37,640,314 shares of the Company’s common stock, par value $0.001 per share, (“the Put Shares”) issuable upon delivery of a put notice granted to the Company pursuant to the terms and conditions of that certain Equity Purchase  Agreement, dated June 1, 2012 by and between the Company and Southridge Partners II, LP (the “Agreement”).

In connection with this opinion, I have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company

Based upon the foregoing, and in reliance thereon, I am of the opinion that the Put Shares have been duly authorized, and when sold pursuant to the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

I hereby consent in writing to the reference to my name under the caption "Interests of Named Experts and Counsel" in the Prospectus included in the Registration Statement and the use of my opinion as an exhibit to the Registration Statement and any amendment thereto.

Yours Truly,

/s/Joseph L. Pittera

Joseph L. Pittera, Esq.